United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                         March  29,  2006
Date of Report (Date of earliest event reported)

    OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

1-6749-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
                    New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____________________________________________________________________________________________________

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entering into a new credit agreement and initially drawing funds thereunder, Overseas Shipholding Group, Inc. (the "Registrant") terminated the following agreements effective on March 29, 2006 and March 30, 2006, respectively:

(i)     a credit agreement dated as of December 12, 2001 among (i) the Registrant, OSG Bulk Ships, Inc. and OSG International, Inc., as borrowers, (ii) the banks and financial institutions listed on Schedule 1 thereto, as lenders, (iii) JPMorgan Chase Bank, as administrative agent and lender, (iv) Den norske Bank ASA, as syndication agent and lender, (v) Nordea, as syndication agent and lender, (vi) HSH Nordbank AG (formerly known as Landesbank Schleswig-Holstein Girozentrale), as documentation agent and lender, (vii) HSH Nordbank AG (formerly known as Hamburgische Landesbank-Girozentrale), as lender and (vii) NIB Capital Bank N.V., as lender. Such credit agreement was scheduled to expire in December 2006. The commitment amount under this credit agreement immediately prior to termination was $200,000,000.

(ii)     a credit agreement dated as of January 14, 2005 among (i) the Registrant, OSG Bulk Ships, Inc. and OSG International, Inc., as borrowers, (ii) the banks and financial institutions listed on Schedule 1 thereto, as lenders, and (iii) DNB NOR Bank ASA, acting through its New York branch, as Administrative Agent. Such credit agreement was scheduled to expire in January 2012. The commitment amount under this credit agreement immediately prior to termination was $500,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overseas Shipholding Group, Inc.
(Registrant)
By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

Date: April 3, 2006